J. P. MORGAN SERIES TRUST II
                 AMENDMENT TO FUND PARTICIPATION AGREEMENT


The insurance company executing this Amendment, Symetra Life Insurance Company, formerly SAFECO Life Insurance Company ("Insurance Company") and J.P. Morgan Series Trust II (the "Trust"), on behalf of itself and each of its series (each a "Fund", collectively, the "Funds"), are parties to a Fund Participation Agreement dated January 3, 2000, as amended February 2003 and April 16, 2007 (the "Agreement").

WHEREAS, the parties agree to amend Schedule I of the Agreement;

WHEREAS, the parties agree that this Amendment supplements the Agreement and to the extent terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control;

NOW THEREFORE, the parties agree to amend the Fund Participation Agreement by replacing Schedule I attached to the Fund Participation Agreement with Schedule I attached hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment to Fund Participation Agreement effective as of July 31, 2007.



					Symetra Life Insurance Company,
					(formerly SAFECO Life Insurance Company)

					Authorized Signer:_____________________

					Name:______________________________________

					Title:______________________________________

					Date:   ____________________________________

					J.P. Morgan Series Trust II


					Authorized Signer:_________________________

					Name:______________________________________

					Title:______________________________________

					Date:   ____________________________________

		 		SCHEDULE I


Name of Series

J.P. Morgan U.S. Large Cap Core Equity Portfolio
J.P. Morgan International Equity Portfolio
J.P. Morgan Mid Cap Value Portfolio
J.P. Morgan Bond Portfolio

Name of Registered Separate Accounts





Name of Non-Registered Group Variable Annuity Separate Accounts